Exhibit 5.1
[SQUIRE, SANDERS & DEMPSEY L.L.P. LETTERHEAD]
June 2, 2009
KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
Re:	Issuance of up to $1,000,000,000 Aggregate Gross Sales Price of Common Shares of KeyCorp
Ladies and Gentlemen:
     We have acted as counsel to KeyCorp, an Ohio corporation (the “Company”), in connection with a Registration Statement on Form S-3 (Registration No. 333-151608) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time of the Company’s common shares, $1.00 par value (the “Common Shares”), having an aggregate gross sales price of up to $1,000,000,000 (the “Shares”), by Morgan Stanley & Co. Incorporated, as sales agent and/or principal (the “Manager”), pursuant to the Equity Distribution Agreement, dated May 11, 2009, as amended as of the date hereof (the “Distribution Agreement”), between the Company and the Manager.
     The Common Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), the prospectus supplement filed by the Company with the Commission on May 11, 2009, the addendum thereto filed by the Company on June 2, 2009, and any amendments or supplements thereto.
     We have examined such documents, including the resolutions of the Board of Directors of the Company (together, the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.
     We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have

KeyCorp
June 2, 2009

relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.
     Based on the foregoing, we are of the opinion that the Shares previously issued and delivered in accordance with the terms of the Distribution Agreement have been fully authorized and validly issued and are fully paid and non-assessable, and the Shares to be sold, when issued, delivered and paid for in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.
     In rendering the opinions set forth above, we have assumed that, at the time of the delivery of the Shares, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares, the Registration Statement will continue to be effective, none of the particular terms of the Shares will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.
     Our opinions expressed above are limited to the laws of the States of New York and Ohio and the federal laws of the United States of America.
     We hereby consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated June 2, 2009, which is incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein.
Very truly yours,
/s/ Squire, Sanders & Dempsey L.L.P.